Exhibit 99.1

Apria Announces Financial Results for Second Quarter 2021

Indianapolis, Indiana, August 5, 2021 -- Apria, Inc. (the “Company” or “Apria”) (Nasdaq: APR), a leading provider of integrated home healthcare equipment and related services in the United States, announced today financial results for the second quarter ended June 30, 2021.

“We delivered another strong quarter as our second quarter 2021 financial results were ahead of our expectations on all three of our key metrics, achieving organic net revenue growth of over 6.0% as compared to the prior year quarter,” said Dan Starck, CEO of Apria. “On July 30, we signed a definitive agreement to acquire Airway Breathing Co., a provider of respiratory care services, sleep equipment and supplies, and durable medical equipment. This acquisition enhances our presence in some attractive markets in Virginia and strengthens our relationships with the local health care systems. We continue to have a robust active pipeline and we expect to see more strategic M&A opportunities throughout the remainder of the year.”

Mr. Starck continued, “As most of you are aware, in mid-June, Philips/Respironics issued a product recall for a large portion of their CPAPs, BiPaps and ventilators. The recall has created significant disruption in the industry, and when coupled with the component shortages being experienced by other manufacturers, the availability of equipment to support newly diagnosed sleep and ventilation patients may be limited. The Apria team has done an excellent job managing the complexities of the recall, and our entire organization continues to execute at a high level to help deliver the highest quality of care and service to our patients which positions us well to drive future growth.”

Second Quarter Financial Highlights

Comparisons are to the three months ended June 30, 2020.

●	Net revenue of $286.3 million, up 6.4% compared to $268.9 million
●	Net Income of $20.6 million, or $0.54 per diluted share, up 153.1% from $8.1 million
●	Adjusted EBITDA of $64.4 million, up 15.5% compared to $55.7 million
●	Adjusted EBITDA less Patient Equipment Capex of $44.1 million, up 2.2% from $43.1 million

2021 Financial Guidance

For the third quarter of 2021, Apria is currently projecting the following financial results:

●	Net revenue of $282 million to $290 million
●	Adjusted EBITDA of $57 million to $61 million
●	Adjusted EBITDA less Patient Equipment Capex of $35 million to $38 million

For the full year 2021, Apria is increasing guidance and is now projecting the following financial results:

●	Net revenue of $1.12 billion to $1.15 billion; up from $1.12 billion to $1.14 billion
●	Adjusted EBITDA of $221 million to $231 million; up from $207 million to $216 million
●	Adjusted EBITDA less Patient Equipment Capex of $132 million to $142 million; up from $113 million to $120 million

Conference Call

Apria will host a conference call to discuss second quarter 2021 results on August 5, 2021 at 5:00 p.m. Eastern Time. The conference call can be accessed by dialing (833) 362-0207 for U.S. participants or (914) 987-7676 for international participants, and referencing conference ID 5380517; or via a live audio webcast that will be available online at https://ir.apria.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Apria

Apria is a leading provider of integrated home healthcare equipment and related services in the United States. The Company offers a comprehensive range of products and services for in-home care and delivery across three core service lines: (1) home respiratory therapy (including home oxygen and non-invasive ventilation (“NIV”) services); (2) obstructive sleep apnea (“OSA”) treatment (including continuous positive airway pressure (“CPAP”) and bi-level positive airway pressure devices, and patient support services); and (3) negative pressure wound therapy (“NPWT”). Additionally, the Company supplies a wide range of home medical equipment and other products and services to help improve the quality of life for patients with home care needs. Our revenues are generated through fee-for-service and capitation arrangements with third-party healthcare payors, including government and commercial payors for equipment, supplies, services and other items we rent or sell to patients. Through our offerings, we also provide patients with a variety of clinical and administrative support services and related products and supplies, most of which are prescribed by a physician as part of a care plan. We are focused on being the industry’s highest-quality provider of home healthcare equipment and related services, while maintaining our commitment to being a low-cost operator. The Company serves over 2 million patients annually and offers a compelling value proposition to patients, providers and payors by allowing patients to receive necessary care and services in the comfort of their own home, while, at the same time, reducing the costs of treatment. Learn more at www.apria.com.

This press release includes certain historical consolidated financial and other data for Apria Healthcare Group LLC (formerly known as Apria Healthcare Group Inc.) (“Apria Healthcare Group”) and its subsidiaries. In connection with our initial public offering (“IPO” or “offering”), we undertook certain reorganization transactions as of February 10, 2021 so that Apria, Inc. directly or indirectly owns all of the equity interests in Apria Healthcare Group and is the holding company of our business. The merger was accounted for as a reorganization of entities under common control. As a result, the consolidated financial statements of the Company recognize the assets and liabilities received in the merger at their historical carrying amounts as reflected in the historical consolidated financial statements of Apria Healthcare Group, the accounting predecessor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our expectations regarding pending or potential acquisitions, product recalls, and the future performance and financial results of our business and other non-historical statements. Forward-looking statements include all statements that do not relate solely to historical or current facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks related to the COVID-19 public health emergency, product and related recalls, the profitability of our capitation arrangements, renegotiation or termination of our contracts, reimbursements by payors, our reliance on relatively few vendors, competition in the home healthcare industry, the inherent risk of liability in the provision of healthcare services, and reductions in Medicare and Medicaid and commercial payor reimbursement rates. Additional factors that could cause our actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors" section of the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, and in its other filings with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in Apria’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, which is expected to be filed on or about the date of this press release. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Use of Non-GAAP Financial Information and Financial Guidance

This press release contains certain financial measures that are not recognized under generally accepted accounting principles in the United States (“GAAP”). The Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex, which are financial measures that are not prepared in accordance with GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to GAAP measures.

EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, income taxes, and depreciation and amortization. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures, tax positions, the cost and age of tangible assets and the extent to which intangible assets are identifiable. Adjusted EBITDA is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. The Company uses Adjusted EBITDA as a key profitability measure to assess the performance of our business. We believe that Adjusted EBITDA should, therefore, be made available to securities analysts, investors and other interested parties to assist in their assessment of the performance of our business. Adjusted EBITDA less Patient Equipment Capex is a non-GAAP measure that represents Adjusted EBITDA less purchases of patient equipment net of dispositions (“Patient Equipment Capex”). For purposes of this metric, Patient Equipment Capex is measured as the value of the patient equipment received less the net book value of dispositions of patient equipment during the accounting period. This metric is useful in evaluating the financial performance of the Company as the business requires significant capital expenditures to maintain its patient equipment fleet due to asset replacement and contractual commitments. The Company believes that Adjusted EBITDA less Patient Equipment Capex should, therefore, be made available to securities analysts, investors, and other interested parties to assist in their assessment of the performance of our business.

Reconciliations of historical EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, are included in the tables attached to this press release. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex may not be comparable to similarly titled measures of other organizations because other organizations may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex in the same manner as the Company calculates these measures.

The Company’s uses of EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

although depreciation and amortization are noncash charges, the assets being depreciated and amortized may have to be replaced in the future. EBITDA and Adjusted EBITDA do not reflect capital expenditure requirements for such replacements or other contractual commitments;

•	EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness; and

•

other companies, including companies in our industry, may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex measures differently, which reduces their usefulness as a comparative measure.

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex exclude items that can have a significant effect on profit or loss and should, therefore, be used in conjunction with, not as substitutes for, profit or loss for the period. The Company compensates for these limitations by separately monitoring net income for the period.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, and other non-recurring (income) expense for the third quarter in 2021 and the full year 2021. As a result, reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic and the Philips recall that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release and in the Company’s filings with the SEC.

APRIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30,	December 31,
	2021	2020
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$205,944	$195,197
Accounts receivable	77,640	74,774
Inventories	6,919	6,680
Prepaid expenses and other current assets	27,374	24,003
TOTAL CURRENT ASSETS	317,877	300,654
PATIENT EQUIPMENT, less accumulated depreciation of $355,184 and $356,888 as of June 30, 2021 and December 31, 2020, respectively	216,869	223,972
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	24,553	25,419
INTANGIBLE ASSETS, NET	61,209	61,497
OPERATING LEASE RIGHT-OF-USE ASSETS	58,384	57,869
DEFERRED INCOME TAXES, NET	6,681	18,258
OTHER ASSETS	18,482	17,315
TOTAL ASSETS	$704,055	$704,984

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$104,174	$116,886
Accrued payroll and related taxes and benefits	45,251	55,628
Other accrued liabilities	38,284	33,513
Deferred revenue	26,820	25,821
Current portion of operating lease liabilities	23,139	23,977
Current portion of long-term debt	26,042	20,833
TOTAL CURRENT LIABILITIES	263,710	276,658
LONG-TERM DEBT, less current portion	361,277	376,389
OPERATING LEASE LIABILITIES, less current portion	36,812	35,358
OTHER NONCURRENT LIABILITIES	40,583	42,924
TOTAL LIABILITIES	702,382	731,329
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.01 par value: 100,000,000 authorized; no shares issued as of June 30, 2021 and February 10, 2021
Common stock, $0.01 par value: 1,000,000,000 authorized; 35,256,256 and 35,210,915 shares issued and outstanding as of June 30, 2021 and February 10, 2021, respectively	353	—
Additional paid-in capital	956,632	954,087
Accumulated deficit	(955,312)	(980,432)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	1,673	(26,345)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$704,055	$704,984

APRIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net revenues:
Fee-for-service arrangements	$229,167	$212,822	$447,521	$426,184
Capitation	57,112	56,120	114,032	111,984
TOTAL NET REVENUES	286,279	268,942	561,553	538,168
Costs and expenses:
Cost of net revenues:
Product and supply costs	50,599	47,307	103,914	96,371
Patient equipment depreciation	25,159	25,655	50,885	50,736
Home respiratory therapists costs	4,264	3,780	8,322	8,862
Other	4,726	4,125	8,545	9,252
TOTAL COST OF NET REVENUES	84,748	80,867	171,666	165,221
Selling, distribution and administrative	169,275	174,793	346,563	349,436
TOTAL COSTS AND EXPENSES	254,023	255,660	518,229	514,657
OPERATING INCOME	32,256	13,282	43,324	23,511
Interest expense	2,928	1,243	5,944	2,930
Interest income	(36)	(87)	(91)	(378)
INCOME BEFORE INCOME TAXES	29,364	12,126	37,471	20,959
Income tax expense	8,788	3,997	12,351	6,391
NET INCOME	$20,576	$8,129	$25,120	$14,568

	Three		February 10, 2021
	Months Ended		through
	June 30, 2021		June 30, 2021
Basic and diluted earnings per share: (1)
Net income attributable to common stockholders	$20,576		$23,581
Weighted average common shares outstanding:
Basic	35,238,773		35,228,894
Diluted	38,067,371		37,980,369
Net income per common share:
Basic	$0.58		$0.67
Diluted	$0.54		$0.62

(1)	Prior to our IPO, our business was conducted through Apria Healthcare Group which did not have a common capital structure with Apria, Inc. As such, we computed EPS for the period the Company’s common stock was outstanding during 2021, referred to as the Post-IPO period. We have defined the Post-IPO period as February 10, 2021, the effective date of the pre-IPO reorganization, through June 30, 2021.

APRIA, INC.

NET REVENUES FOR EACH CORE SERVICE LINE (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Home respiratory therapy	$116,005	$111,531	$230,328	$221,282
OSA treatment	121,479	109,649	235,664	218,984
NPWT	10,273	9,631	20,384	19,790
Other equipment and services	38,522	38,131	75,177	78,112
Net revenues	$286,279	$268,942	$561,553	$538,168
(1)

APRIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended
	June 30,
(in thousands)	2021	2020
Net cash provided by operating activities	$82,635	$84,598
Net cash used in investing activities	(53,865)	(46,354)
Net cash used in financing activities	(18,023)	(13,189)
Net decrease in cash and cash equivalents	10,747	25,055
Cash and cash equivalents at beginning of period	195,197	74,691
Cash and cash equivalents at end of period	$205,944	$99,746

Non-GAAP Financial Information

This press release presents Apria’s EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three and six months ended June 30, 2021 and 2020.

EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, income taxes, and depreciation and amortization.

Adjusted EBITDA is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted EBITDA less Patient Equipment Capex is a non-GAAP measure that represents Adjusted EBITDA less purchases of patient equipment net of dispositions (“Patient Equipment Capex”). For purposes of this metric, Patient Equipment Capex is measured as the value of the patient equipment received less the net book value of dispositions of patient equipment during the accounting period.

Below, we have provided a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Our EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex may not be comparable to similarly titled measures of other organizations because other organizations may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex in the same manner as we calculate these measures.

The following table reconciles net income, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net income	$20,576	$8,129	$25,120	$14,568
Interest expense, net	2,892	1,156	5,853	2,552
Income tax expense	8,788	3,997	12,351	6,391
Depreciation and amortization	28,972	29,544	58,585	58,191
EBITDA	$61,228	$42,826	$101,909	$81,702
Strategic transformation initiatives:
Simplify(a)	$—	$787	$—	$837
Financial system(b)	382	547	741	1,063
Other initiatives(c)	39	12	39	45
Stock-based compensation one-time award at IPO(d)	491	—	2,440	—
Stock-based compensation(e)	1,526	749	2,295	1,323
Legal settlements(f)	—	10,800	1,750	12,800
Offering costs(g)	685	—	3,452	—
Adjusted EBITDA	$64,351	$55,721	$112,626	$97,770
Patient Equipment Capex	(20,250)	(12,588)	(43,782)	(37,057)
Adjusted EBITDA less Patient Equipment Capex	$44,101	$43,133	$68,844	$60,713

(a)	Simplify represents one-time advisory fees and implementation costs associated with a key 2019 business transformation initiative focused on shifting to a patient-centric platform and optimizing end-to-end customer service.
(b)	Costs associated with the implementation of a new financial system.
(c)	Other initiatives include one-time costs associated with customer service initiatives and costs associated with moving the corporate headquarters.
(d)	The offering resulted in a one-time restricted stock unit (“RSU”) grant to the Company’s Chief Financial Officer (“CFO”). The RSUs vest in tranches and are classified as liability awards since each tranche of RSUs can be settled in either cash or shares of our common stock at the CFO’s election. The first tranche of RSUs vested upon completion of the IPO and was settled in cash. Compensation expense for the remaining tranches is recognized over the requisite service period subject to continued employment and adjusted each reporting period for changes in the fair value pro-rated for the portion of the requisite service period rendered until settlement.
(e)	Stock-based compensation has historically been granted to certain of our employees and non-employee directors in the form of profit interest units of Apria Holdings LLC, RSUs, performance-based RSUs, and SARs. For time-based only RSUs and SARs, compensation expense for each separately vesting portion of the award is recognized on a straight-line basis over the vesting period for that portion of the award subject to continued service. For RSUs with performance conditions, compensation expense is recognized over the requisite service period subject to management’s estimation of the probability of vesting of such awards. Stock compensation also includes expense related to the Company’s long-term incentive plan which will be settled in stock.
(f)	In 2021, the amount represents the final settlement amount of a claim brought under the Private Attorneys General Act of California. In 2020, the amount represents the increase in the settlement amount in relation to a series of civil investigative demands from the United States Attorney’s Office for the Southern District of New York.
(g)	Offering costs represent one-time costs relating to our IPO and follow-on offering. As the Company did not receive any proceeds from the offerings, these costs were expensed as incurred in SD&A expenses in the unaudited condensed consolidated statements of income.

Investor Contacts

Kevin Ellich
Westwicke

ApriaIR@westwicke.com

Media Contacts

ApriaPR@westwicke.com